UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Kenneth W. Locke, Ph.D. has resigned from his position with MediciNova, Inc. (the “Company”) as the Company’s Chief Scientific Officer, effective April 30, 2008.

Dr. Locke and the Company have entered into a Severance Agreement and Release (“Severance Agreement”) that, subject to the terms and conditions thereof, will provide for payment of certain amounts. Pursuant to the Severance Agreement, Dr. Locke will receive: (i) $200,265.00 to be paid in equal monthly installments over the nine month period of May 2008 through January 2009; (ii) an amount equal to 70% of the average of Dr. Locke’s annual bonus for the years 2006 and 2007, in the gross amount of $38,290.00; and (iii) during the period of May 2008 to January 2009, continuation of employee benefits for Dr. Locke and his dependents in the same manner and at the same contribution rate in effect immediately prior to Dr. Locke’s resignation, with the exception that such benefits may be terminated by the Company if and when Dr. Locke obtains substantially similar benefits through other employment. Dr. Locke has agreed to release the Company and certain related parties, including the Company’s officers, directors and employees, from all claims and liabilities under federal and state laws arising prior to the separation date, and Dr. Locke has reaffirmed that he will continue to abide by the Proprietary Information and Inventions Agreement he entered into with the Company dated September 26, 2000. A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Dr. Locke and the Company have also entered into a Consulting Agreement, effective May 1, 2008, pursuant to which Dr. Locke will continue to provide services to the Company for a period of one year, subject to earlier termination for breach, at a rate of $250 per hour and subject to a maximum of $2,500 per day, with a minimum of one day of services at $2,500 per day to be paid per month. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Severance Agreement and Release, dated as of April 30, 2008, by and between MediciNova, Inc. and Kenneth W. Locke, Ph.D.

10.2	Consulting Agreement, dated as of May 1, 2008, by and between MediciNova, Inc. and Kenneth W. Locke, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Dated: April 30, 2008	By:	/s/ Shintaro Asako
Shintaro Asako
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Severance Agreement and Release, dated as of April 30, 2008, by and between MediciNova, Inc. and Kenneth W. Locke, Ph.D.

10.2	Consulting Agreement, dated as of May 1, 2008, by and between MediciNova, Inc. and Kenneth W. Locke, Ph.D.